Exhibit B-2

                    SIERRA PACIFIC RESOURCES SERVICES COMPANY






                             POLICIES AND PROCEDURES








                                  FEBRUARY 2000
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                        SIERRA PACIFIC RESOURCE SERVICES

                             POLICIES AND PROCEDURES

                                TABLE OF CONTENTS


INTRODUCTION...................................................................x

ACCOUNTING PROCEDURES..........................................................x

SERVICE REQUEST AND APPROVAL...................................................x

SERVICE REQUEST FORM...........................................................x

SERVICE REQUEST GUIDELINES.....................................................x

MONITORING AND CONTROL.........................................................x

ALLOCATION FACTORS UPDATE......................................................x

TIME REPORTING.................................................................x

BILLING AND REVIEW.............................................................x

DISPUTE RESOLUTION.............................................................x

INTERNAL AUDIT CONTROL.........................................................x

BUDGETING......................................................................x

EVALUATION AND MEASUREMENT.....................................................x


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INTRODUCTION

     Sierra Pacific Resources Services Company ("SPRSC") will provide Sierra Pacific Power ("SPP"), Nevada Power ("NP"), and Portland General Electric ("PGE") (collectively referred to as the "Operating Companies"), and other affiliates of the Sierra Pacific Resources system with a variety of administrative, management, engineering, construction, and support services. SPRSC will be subject to the rules and regulations of the Securities and Exchange Commission ("SEC") pursuant to the Public Utility Holding Company Act of 1935, as amended ("PUCHA"), and, in particular,
     Section 13 thereof.

     SPRSC will provide such services in accordance with service agreements which will be entered into with the Operating Companies and affiliates. The service agreements will be administered in accordance with PUHCA and the SEC's regulations thereunder. SPRSC will establish an accounting system which uses service id's (referred to as "Service IDs"), for the purpose of charging costs to the appropriate Operating Company and/or affiliates. The use of Service IDs will allow SPRSC to supply accounting records and information to the Operating Companies and affiliates in enough detail to allow them to record and report their costs in accordance with the Federal Energy Regulatory Commission ("FERC") Uniform System of Accounts.

     The major objective of SPRSC is to consolidate support services in order to provide those services to the Operating Companies and affiliates of Sierra Pacific Power ("SPE") more effectively and efficiently than each company could provide for itself. To achieve this end, SPRSC will strive to be cost competitive and focus on providing value added services to all customers.

ACCOUNTING PROCEDURES

     SPRSC will utilize Service IDs for the purpose of allocating costs to the appropriate Operating Company and/or affiliates. A Service ID will be established and recorded with each SPRSC transaction as it is the Service ID which dictates how the costs are to be allocated between the Operating Companies and affiliates. In summary, SPRSC will use the following five types of Service IDs:


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     DIRECT SERVICE ID - A Direct Service ID will be used when the service being provided is performed for a specific Operating Company or affiliate. The Operating Company or affiliate specified will be charged 100% of the costs. For example, if SPRSC Tax Services is providing tax services such as tax return preparation or tax advisory services directly to NPS, 100% of the costs to provide those services will be billed to NPS using the 100% direct charge Service ID for Tax Services.

     DISTRIBUTED SERVICE ID - A Distributed Service ID will be used for specific services that will be distributed to two or more Operating Companies or affiliates. An example of when to use a Distributed Service ID is if Tax Services prepares the consolidated federal income tax return for all SPRSC companies. The SPRSC costs to prepare the tax return will be distributed to all of the companies using a Distributed Service ID which will specify the appropriate allocation factor. Please refer to Attachment 1 which defines the allocation factors that may be used.

     LABOR OVERHEAD SERVICE ID - The Labor Overhead Service ID will be used to charge overhead costs associated with labor, such as pension and benefits, and payroll taxes. The Labor Overhead costs will be charged to the Operating Companies and affiliates based on the SPRSC labor costs that were charged.

     A&G OVERHEAD SERVICE ID - The A&G Overhead Service ID will include, but not be limited to, property insurance, rent, depreciation, property taxes, etc. These overhead costs will also be charged to the Operating Companies and affiliates based on the SPRSC labor costs that are charged.

     CONSTRUCTION OVERHEAD SERVICE ID - The Construction Overhead Service ID will be used to accumulate overhead costs to be charged to capital projects on the books of the Operating Companies and/or affiliates, such as engineering and supervision overheads, and continuing property record overheads.

     The Service ID, along with certain segments of SPRSC's account number, will provide the detailed information necessary to bill the Operating Companies and affiliates. Certain segments of the account number used to record the transaction will provide information such as the SPRSC unit performing the


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     work, the Operating Company and/or affiliate being charged and the type of activity being performed.

SPRSC POLICIES AND PROCEDURES

     SERVICE REQUEST AND APPROVAL PROCEDURES

     Each functional department of SPRSC will be assigned a minimum of one Direct and one Indirect Service ID by SPRSC Accounting. The Direct Service ID will be used when performing specific routine services for one Operating Company or affiliate. The SEC requires that, whenever feasible, SPRSC costs should be directly charged to the Operating Companies or affiliates. These services will be reviewed and agreed upon with the Operating Companies and affiliates at the beginning of each calendar year. Examples of routine services include the monthly closing of the financial accounting and budgeting systems, preparing financial reports, and preparing a financial forecast. An Indirect Service ID will be used to allocate those costs that cannot be directly assigned. Again, these types of costs, which will be incurred by SPRSC, will be reviewed and approved by the affected Operating Companies and affiliates at the beginning of each year.

     Distributed Service IDs will be assigned on a case-by-case basis depending upon the special service or project provided by SPRSC.

     All activities performed by SPRSC for the Operating Companies and affiliates must have a completed Service Request form. For routine services provided and indirect costs charged, a Service Request form will be completed at the beginning of each year. For the performance of non-routine, or special services, a Service Request form will be initiated by the Operating companies and affiliates or by SPRSC. Examples of non-routine, or special services include requests to prepare rate case testimony, special securities financings and special studies or analyses. The method of cost allocation will be determined on a case-by-case basis consistent with the nature of the work performed.

     Approvals are required by the organization that is requesting the work, the SPRSC service provider and the Service ID Administrator in the Accounting Organization.


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SERVICE REQUEST FORM

     The following describes the information required to complete the Service Request Form. Please refer to Attachment 2 for a draft of the Service Request Form.

     Service ID Name                    To be assigned by SPRSC Accounting.

     Service ID Number                  To be assigned by SPRSC Accounting.

     Allocation Basis                   To be assigned by the Customer, Service
                                        Provider and SPRSC Accounting.

     Allocation Factor (%)              To be calculated by SPRSC Accounting.

     Start Date                         Date work is to be started. To be based
                                        on agreement between the customer and
                                        the service provider.

     Change Date                        Date scope of work is to be modified. To
                                        be agreed upon by customer and service
                                        provider.

     Scheduled Completion               Date work is scheduled to be completed
                                        based on agreement between the customer
                                        and the service provider.

     Business Unit ID                   Corporate Input Number.

     Account Number (NPS)               Account Number.

     Customer Manager requesting the service and who will be charged for the service.

     Contact Person                     Name of individual to contact for
                                        additional information.

     Phone Number                       Phone number of contact person.

     Date                               Date service request initiated.


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     Description of Service             Description of the type of service to be
                                        performed and any other additional
                                        information necessary to explain the
                                        request.

     Estimated Costs                    The service provider will estimate the
                                        cost prior to approval of the request.

     APPROVALS:

     Customer The manager that is paying for the service is required to approve the work.

     Service Provider                   The service provider must also approve
                                        the request.

     SPRSC Accounting                   The SPRSC Service ID Administrator must
                                        authorize the request.

Corporate Input Number - Account Number

Business Unit       The legal entity to which the accounting transaction is
                    posted.

Account The account number to which the accounting transaction is posted.

Department          The department identification to which the accounting
                    transaction is posted.

Product             A service sold by the legal entity.

Project A logical group of activities that can be linked to the service ID.

Activity A more detailed description of each activity or service being performed.

Resource Type       Indicates the type of resource (i.e., labor, materials,
                    etc.)

Resource Category   Used to identify what is being worked on.


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Affiliate           For transactions that are directly billed, this field will indicate the legal entity with which the transaction took place.

     SERVICE REQUEST GUIDELINES

     A request for a new Service ID may be appropriate when a new service or project is identified. However, the cost of the new service or project may be able to be captured in an existing Service ID. The following guidelines should be used in determining when a new Service ID is appropriate.

     1. No existing Service ID uses the billing method that is most appropriate for the new service or project.

     2. No existing Service ID distributes costs to the desired Operating Companies and affiliates for this new service or project

     3. One or two above, PLUS the total estimated annual cost of the new service or project is greater than $25,000.

     4. There is a specific regulatory requirement to allocate costs in a specific manner regardless of amount for the new service or project

     MONITORING AND CONTROL

     The SPRSC Service ID Administrator in SPRSC Accounting is responsible for reviewing, monitoring and maintaining the Service ID system. The Administrator also authorizes new Service IDs and ensures that the allocation factors are proper, accurate and kept up to date including ensuring that the revision process is in accordance with the SEC regulations. Additionally, the Service ID Administrator will be responsible for coordinating the monthly billing process as described in the Billing Policies and Procedures.

     SERVICE ID ALLOCATION FACTORS UPDATE AND REVISIONS

     The SPRSC Service ID Administrator in SPRSC Accounting will have the primary responsibility for ensuring that the Service ID allocation factors are proper, accurate and kept up to date. All allocation factors utilized must be approved by the SEC.


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     To the greatest extent possible, the allocation factors will be based on cost drivers specifically applicable to the service being provided. SPRSC Accounting will decide on the appropriate allocation factors for the indirect Service ID's. SPRSC Accounting, the customer and the service provider together will decide on the proper allocation factor(s) for the distributed SID's.

     The SPRSC Service ID Administrator will be responsible for evaluating new allocation methodologies and determining if SEC approval is required. The SPRSC Administrator will coordinate SEC approval efforts, if necessary, with the Legal Department.

     TIME REPORTING

     Every employee of Sierra Pacific Resource Services (SPRSC) must keep track of their time in order to bill the Operating Companies and affiliates accurately. The following guidelines are provided to ensure accurate and efficient time keeping.

     A customized time tracking form for your area can be obtained from the
          SPRSC Accounting Service ID Administrator.
     - Employees should keep track of their time in one hour increments. *
     It is recommended that time be entered by the time keeper daily and at the very minimum on a weekly basis. In either case, time must be entered by the payroll cut off dates.
     The employee's manager will approve the time report weekly. Each weekly time sheet will be signed by the manager.

     *Please note that if you are repeatedly spending less than an hour on a particular activity for the week, and total time spent for the week will be one hour or more, then record time spent on that activity for the week rather than by the day. For example, if you work 20 minutes per day for one week on a special project for NP, then you would record 2 hours for that activity for that week.


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     BILLING AND REVIEW

     Each Operating Company and affiliate will receive a monthly bill detailing the work performed by SPRSC. Each bill or invoice will contain the following information:

     -    Company

     - Type of service provided by function and activity (i.e., accounting, close the books)

     -    Direct Charges

     -    Indirect Charges

     -    Account number charged

     -    Service ID number

     -    Amount

     Detailed information such as time sheets, unit being charged and the unit performing the work will be available upon request.

     The Service ID Administrator in SPRSC Accounting is responsible for establishing and administering the SPRSC Service IDs and billing policies and procedures. Please refer to the Service ID Allocation Factors Update and Revision Procedures for additional detail.

     After the Service IDs are processed and transactions are posted to SPRSC, billings are generated. The Service ID Administrator reviews the billings for errors at this time. The Service ID Administrator will also verify that the Service ID 's have the correct allocators. Any material discrepancies identified will be corrected prior to the generation of the financial statements. After the financial statements are generated, the Service ID Administrator will reconcile the billings to the SPRSC general ledger. If an error is found after the statements are generated, the correction will be made the following month.

     Upon receipt of the billing, the Operating Companies and affiliates will review and reconcile the billing. Any discrepancies found at this time are


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     discussed with the Service ID Administrator and corrections are made to the subsequent month's bill.

     DISPUTE RESOLUTION PROCEDURE

     In the event there is a dispute between the Operating Company and/or affiliate and a SPRSC service provider regarding a billing methodology and/or amount, representatives from the Operating Company and/or affiliate receiving service and the SPRSC service provider along with the SPRSC Service ID Administrator will meet to discuss the issues. Depending upon the magnitude of the dispute, the Business Controls Coordinator may also assist in the dispute resolution discussions. If a resolution cannot be reached among these parties, the issue will be referred to each parties' executive management for final resolution.

     INTERNAL AUDIT CONTROL

     SPRSC's Internal Audit department will conduct periodic reviews of its operating methods as well as computer systems to ensure that the services provided are authorized, documented and accurately recorded in SPRSC's books and records. The Internal Audit department will also conduct reviews of the Service ID cost allocation methods to ensure that such methods comply with those approved by the SEC.

     The Internal Audit Director establishes audits to be performed, and how the audits are to be carried out, with the Sierra Pacific Resources Internal Audit Committee. For normal subordinate-superior relationships, and to ensure that the Internal Audit department's review is objective and its findings are adequately addressed, the director of the Internal Audit Department will report directly to the Chairman and CEO of Sierra Pacific Resources.

     BUDGETING

     After the transition phase (approximately 6 months after the effective date of the merger), budgeting for SPRSC will be a joint effort between SPRSC and the Operating Companies and affiliates. All managers of SPRSC will be responsible for preparing annual budgets in order to provide budget information to the Operating Companies and affiliates. Services to be provided to the Operating Companies and affiliates will be identified and


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     agreed upon and cost estimates will be prepared annually. These estimates will be approved by the Operating Companies and affiliates as previously noted. Budget variance reports will be generated each month and SPRSC will have the primary responsibility for analyzing and explaining cost variances. SPRSC will be accountable for costs for services that are considered governance activities. SPRSC and the affiliate companies will jointly be accountable for the cost of discretionary services.

     EVALUATION OF SERVICES

     In order to encourage efficiency and effectiveness in the operations of SPRSC, all of the companies entering into a service agreement with SPRSC will annually evaluate SPRSC's performance under the service agreements. These companies will, on the basis of their evaluations, recommend steps that SPRSC can make to improve performance of its services under the service agreements.


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